UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. MONTHLY INCOME FUND FOR
PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. Monthly Income Fund for Puerto Rico Residents, Inc.

250 Muñoz Rivera Avenue

American International Plaza, Tenth Floor

San Juan, Puerto Rico 00918

NOTICE OF ADJOURNMENT OF ANNUAL MEETING OF SHAREHOLDERS

UNTIL JULY 7, 2023

To the Shareholders of the U.S. Monthly Income Fund for Puerto Rico Residents, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of the U.S. Monthly Income Fund for Puerto Rico Residents, Inc., a Puerto Rico corporation (formerly known as the U.S. Municipal & Income Fund, Inc. and hereinafter referred to as the “Fund”) will be reconvened on Friday, July 7, 2023, at 11:30 AM Atlantic Standard Time (11:30 AM Eastern Daylight Time). The Annual Meeting will be reconvened for the following purposes:

1.	To elect the following five (5) nominees to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors have been elected and qualified: Carlos V. Ubiñas, Agustín Cabrer, Carlos Nido, Luis M. Pellot, and Clotilde Pérez (PROPOSAL 1);

2.	To adopt an amendment to the By-Laws of the Fund to increase the mandatory retirement age of directors to 85 years old (PROPOSAL 2);

3.	To adopt an amendment to the By-Laws of the Fund to classify the Board of Directors (PROPOSAL 3); and

4.	To transact such other business as may properly come before the Meeting or any continuation, adjournment or postponement thereof.

The Annual Meeting was originally convened on June 29, 2023 and was subsequently adjourned to solicit additional proxies and votes from the Fund’s shareholders and allow the shareholders additional time to vote for the proposals.

The items mentioned above are discussed in greater detail in the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2023 (the “Proxy Statement”), as supplemented by the attached Amendment No. 1. This notice should be read in conjunction with the Proxy Statement.

The Annual Meeting will be conducted virtually. Any shareholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of shares of common stock of the Fund as of the close of business on the record date, May 17, 2023, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 PM Atlantic Standard Time (5:00 PM Eastern Daylight Time) on July 5, 2023 to attend and vote at the Meeting. Broadridge will then e-mail you the login information and instructions for attending and voting at the Meeting.

Only shareholders of record at the close of business on May 17, 2023, will be entitled to receive this notice and will be able to vote at the Annual Meeting in accordance with the number of shares of record held in the name of each shareholder on such date.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 29 day of June, 2023.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary

U.S. Monthly Income Fund for Puerto Rico Residents, Inc. Announces Adjournment of Annual Meeting of Shareholders to July 7, 2023

SAN JUAN, Puerto Rico – June 29, 2023 – U.S. Monthly Income Fund for Puerto Rico Residents, Inc. (“the Fund”) today convened and then adjourned the Annual Meeting of Shareholders of the Fund (the “Annual Meeting”) without transacting any other business. The Annual Meeting has been adjourned to be reconvened virtually on Friday, July 7, 2023 at 11:30 AM Atlantic Standard Time (11:30 AM Eastern Daylight Time).

The Annual Meeting was originally convened on June 29, 2023 and was subsequently adjourned to solicit additional proxies and votes from the Fund’s shareholders and allow the shareholders additional time to vote for the proposals.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE ON THE WHITE PROXY CARD: (1) “FOR ALL” ON THE PROPOSAL TO ELECT THE ABOVE REFERENCED DIRECTOR NOMINEES AS DIRECTORS OF THE FUND; (2) “FOR” THE PROPOSAL TO ADOPT AN AMENDMENT TO THE BY-LAWS TO INCREASE THE MANDATORY RETIREMENT AGE OF DIRECTORS TO 85 YEARS OLD; AND (3) “FOR” THE PROPOSAL TO ADOPT AN AMENDMENT TO THE BY-LAWS TO CLASSIFY THE BOARD. THESE PROPOSALS ARE DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

The record date for the adjourned Annual Meeting remains the close of business on May 17, 2023. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

The Board of Directors does not know of any matters to be properly brought before the Annual Meeting other than the proposals described in the Proxy Statement.

If shareholders have questions about how to vote their shares, they should immediately contact the Fund in writing at Muñoz Rivera Avenue, American International Plaza, Tenth Floor, San Juan, Puerto Rico 00918.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2023, as supplemented by this Amendment No. 1 (“Amendment No. 1”), any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 29th day of June, 2023.

By Order of the Board of Directors:

/s/ Liana Loyola
Liana Loyola
Secretary